EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

                                                                                        State of
                                                                                        Incorporation or
                                                                       Percent of       Organization of
         Parent                     Subsidiary                         Ownership        Parent
         ------                     ----------                         ----------       ------
Troy Financial Corporation          The Troy Savings Bank              100%              New York

Troy Financial Corporation          The Troy Commercial Bank           100%              New York